                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 10, 1998




                            OXFORD HEALTH PLANS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    0-19442                     06-1118515
--------------------------------------------------------------------------------
(State or other jurisdiction)       (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)


 800 Connecticut Avenue, Norwalk, Connecticut                       06854
--------------------------------------------------------------------------------
   (Address of principal executive offices)                       (Zip Code)


                                 (203) 852-1442
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

         On June 10, 1998, Oxford Health Plans, Inc. (the "Company") voluntarily suspended marketing and most enrollment of new members under its Oxford Medicare Advantage Plans in New York, New Jersey, Connecticut and Pennsylvania. The action taken by the Company was instituted in order to provide the Company with an opportunity to strengthen its operations and institute certain corrective actions required by the Health Care Financing Administration ("HCFA") as a result of its February 1998 on-site review of the Company's Medicare operations over the prior six months. This action, however, does not apply to potential enrollees of Oxford's Medicare Advantage group accounts. The Company believes that the suspension will be temporary, lasting several months, and service to existing members will not be affected.

         The Company has agreed with HCFA to develop and implement a plan of corrective actions relating to deficiencies in the Company's compliance with operational standards contained in its contracts with HCFA. Operational deficiencies noted by HCFA include claims payment turnaround times, interest payments on delayed claims, enrollment and disenrollment procedures and documentation and member appeal procedures and notifications. The Company's ability to resume marketing and enrollment, and to be granted new Medicare+Choice contracts for next year, will be subject to HCFA's satisfaction with the progress made by the Company in implementing the corrective actions agreed upon.

         The Company has worked cooperatively with HCFA to address the concerns it has raised and believes it will be able to implement corrective actions satisfactory to HCFA; however, there can be no assurance that the Company will ultimately succeed in resuming marketing and enrollment or in obtaining new contracts for 1999. A long-term suspension of marketing and enrollment would adversely affect revenues since member disenrollment would result in a continuing reduction in membership. A failure to obtain a new contract for 1999 would mean that the Company would not participate in the Medicare managed care program, with a corresponding reduction in revenues (the Company experienced operating losses in Medicare in 1997 and the first quarter of 1998). In that event, the Company would need to reduce overall administrative costs proportionately. Non-participation by the Company in the Medicare managed care program could also adversely affect the Company's ability to negotiate favorable provider contracts for its commercial business since the Company would represent significantly less revenue potential for many providers.

                                      *****

         Certain statements herein, such as statements concerning the Company's belief as to the temporary character and length of the suspension of marketing and enrollment of new members in the Company's Medicare plans, the Company's belief as to its ability to develop and implement corrective actions satisfactory to HCFA, future administrative costs and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Securities Exchange Act of 1934, as amended); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- The Company's ability to develop processes and systems to support its operations.
- Changes in federal or state regulation relating to health care and health benefit plans.
- High administrative costs in operating the Company's business and the cost and impact on service of changing technologies.
- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans.
- Competition from health benefit plan providers and competitive pressure on pricing Oxford products.
- The effect, if any, of recent events at the Company (including any adverse publicity) on future enrollment in the Company's health benefit plans.
- Any changes in the Company's estimates of its medical costs and expected cost trends as a result of information gained in the process of continuing to reconcile delayed claims and to pay down backlogged claims.
- The impact of litigation (including purported class actions filed against the Company and certain officers and directors), regulatory proceedings and other governmental action (including the examination, investigation and review of the Company by HCFA, the New York State Insurance Department and other regulatory authorities and the inquiries by the Securities and Exchange

     Commission and the New York State Attorney General regarding, among other matters, public disclosures by the Company).
- Those factors included in the discussion under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, which discussion is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               OXFORD HEALTH PLANS, INC.



Date: June 11, 1998                            By:   /s/  BRENDAN R. SHANAHAN
                                                  -----------------------------
                                                        BRENDAN R. SHANAHAN
                                                  Vice President and Controller